AGREEMENT


     This Agreement made this 2nd day of February, 1999 by and among IMPERIAL LOAN MANAGEMENT CORPORATION, a California corporation ("Imperial"), CAMBIO INC., a Delaware corporation ("Cambio") and MEDBROOK HOME HEALTH, INC., a Colorado corporation ("Medbrook").

                                 R E C I T A L S

     A. Imperial did heretofore on October 14, 1998 make a loan to Medbrook in the amount of $800,000. Said loan was evidenced by a promissory note in the amount of $800,000 payable by Medbrook to Imperial (the "Medbrook Note").

     B. As security for the payment of the Medbrook Note, Medbrook granted Imperial a security interest in all of its accounts and general intangibles.

     C. Cambio is the owner of all the issued and outstanding stock of Medbrook, and Medbrook loaned or distributed the proceeds of the Medbrook Note to Cambio. Cambio guaranteed the payment of the Medbrook Note to Imperial. As security for the guaranty, Cambio granted Imperial a security interest in all of its accounts and general intangibles.

     D. Cambio borrowed the sum of $100,000 from Imperial and in consideration of the loan executed and delivered to Imperial its note in the amount of $100,000 dated December 29, 1998 (the "Cambio Note").

     E. Cambio, granted Imperial a security interest in its accounts and general intangibles as security for the payment of the Cambio Note. In addition, Cambio granted Imperial a security interest in all of the stock of Medbrook as security for the performance of its obligations under the guaranty of the Medbrook Note and as security for the repayment of the Cambio Note.

     F. A portion of the Medbrook Note has been repaid, and the outstanding principal balance of the Medbrook Note is currently $600,000.

     G. Cambio is the owner of all of the issued and outstanding stock of Medbrook, Medbrook Physical Therapy, Inc., Medbrook Home Health, Inc., South Park Rehabilitation, Inc., Medbrook of Illinois, Inc., and Medbrook Neurocare-Kansas City, Inc. (the "Subsidiaries").

     H. Each of the Subsidiaries was engaged in the business of providing health care and such subsidiaries have sold or are selling all of their assets in terminating their health care operations.

     I. The parties wish to enter into this Agreement for the purpose of providing for the repayment of the Medbrook Note and the Cambio Note, and the liquidation of the Subsidiaries and collection of the accounts and other assets belonging to the Subsidiaries.

     NOW, THEREFORE, the parties agree as follows:

     1. Upon the execution of this Agreement, Cambio agrees to sell, assign and transfer to Imperial all of the issued and outstanding stock of each of the Subsidiaries.

     2. Imperial shall use its best efforts to liquidate each of the Subsidiaries, to pay the outstanding obligations of the Subsidiaries from the proceeds of liquidation, and to collect all of the accounts of the Subsidiaries. Imperial shall submit a report on a quarterly basis to Cambio on the first day of each calendar quarter which shall include a schedule of collections for the previous quarter, the application of the proceeds of the collections, the outstanding balance of the Medbrook and Cambio Notes and the estimated remaining accounts which are believed to be collectible.

     Imperial shall have the right to make payments in settlement of liabilities of the Subsidiaries and to receive less than the full amount of any claims of the Subsidiaries subject to the following conditions and restrictions:

     (a) Imperial may settle any single liability of a Subsidiary for an amount of $10,000 or less, if it has in its possession sufficient funds to pay such a settlement. In the event that funds are not available the settlement shall require the prior written approval of Cambio.

     (b) Any settlement of an obligation for an amount in excess of $10,000 shall require the prior written consent of Cambio. In the event that Imperial requests consent to a settlement of a liability for which Imperial holds sufficient funds to make payment, and Cambio withholds such consent, Cambio shall indemnify and hold Imperial and its officers and directors harmless from any liability asserted against them on account of such a liability.

     (c) Imperial may settle any account receivable of a subsidiary so long as the principal amount of the claim not collected is less than $10,000. Any claims assigned to a collection agency shall require the prior written consent of Cambio and thereafter may be settled in accordance with the standard policy of the collection agency.

     (d) A Medicare claim for which the Subsidiary must acknowledge payment in full of an amount which is less than the full claim submitted shall not be settled without the prior written consent of Cambio. In the event that an amount is received for a Medicare claim which is sufficient to pay the Medbrook Note, the Cambio Note and the liabilities of the Subsidiary which submitted the claim, Imperial may accept the payment and divide the remaining funds in accordance with this agreement. In the event that Cambio wishes to make a further appeal of such a claim, and is willing to advance the costs, Imperial shall either process the appeal, or convey the stock of such Subsidiary to Cambio or its nominee and waive any further right to a portion of the proceeds.

     3. The proceeds of the liquidation of Medbrook shall first be used to pay principal of the Medbrook Note, and thereafter the principal of the Cambio Note. The proceeds of the liquidation of the remaining Subsidiaries, after payment of its liabilities, shall be used first to pay the remaining principal balance of the Medbrook Note, and thereafter to pay the principal of the Cambio Note. If any Subsidiary shall be determined to be insolvent, any proceeds from its accounts shall be paid or set aside for its creditors. If it shall be determined that Cambio is responsible for the debts of any such subsidiary, any excess proceeds from the liquidation of the other Subsidiaries, after payment of the Medbrook Note and the Cambio Note, shall be applied in payment of such obligations.

     4. The remaining principal of the Medbrook Note and the Cambio Note to the extent not paid from the proceeds of liquidation shall be due and payable on February 1, 2000. Until the Medbrook Note and the Cambio Note are paid in full, Cambio agrees to pay to Imperial, all interest payable under the Medbrook Note and the Cambio Note commencing February 1, 1999, and continuing until said Notes have been paid in full.

     5. Until the Cambio Note and the Medbrook Note have been paid in full, Cambio agrees to pay to Imperial to be used by Imperial to pay the costs and expenses incurred in connection with the collection of the accounts of the Subsidiaries the sum of $5,000 per month. If the proceeds of the liquidation of the Subsidiaries exceed the amounts necessaary to pay the Medbrook Note, the Cambio Note and the other liabilities of the Subsidiaries, the amounts paid by Cambio and any amounts paid by Imperial for the costs of collection shall be reimbursed to them pari pasu prior to the payment to Cambio or retention by Imperial of any such excess proceeds.

     6. So long as Cambio shall perform its obligations hereunder, Imperial agrees to subordinate its security interest in the accounts and general intangibles of Cambio to a security interest to be granted to a third party lender which shall be a bank, commercial loan company, factor or other independent commercial lender which is engaged in the business of providing accounts receivable financing. Provided, that the proceeds of any such loans to Cambio shall be used exclusively for the payment of operating expenses for the business of Cambio. No portion of such funds shall be used to pay principal or interest on outstanding loans other than the commercial lender to whom the subordination has been granted. In the event that Cambio defaults in the performance of its obligations hereunder, Imperial may terminate its obligations to subordinate to any further loans by such commercial lender.

     7. As consideration for the sale and assignment of the stock of the Subsidiaries, Imperial shall pay to Cambio, from the proceeds of liquidation, one-half of such proceeds after the repayment of the Medbrook Note and the Cambio Note, and after payment of all reasonable expenses of collection incurred by Imperial, including compensation to its president, Peter Schneider, for services rendered and for legal and accounting fees.

     8. Nothing provided herein shall be deemed to relieve either Medbrook or Cambio of its obligations to Imperial nor to release any of the security granted by Medbrook and Cambio to Imperial for the performance of its obligations.

     9. In the event that any party shall default in the performance of its obligations hereunder, and any other party shall bring an action to enforce the provisions of this Agreement, the party or parties prevailing in such action shall be entitled to receive from the party or parties not prevailing in such action all costs and expenses incurred including a reasonable attorneys fee.

     10. This Agreement incorporates all the agreements of the parties with respect to the matters set forth herein, and supercedes all prior representations and negotiations. This Agreement may be modified only by a writing signed by each of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement upon the date above written.

IMPERIAL LOAN MANAGEMENT
CORPORATION


By:/s/ Peter Snider

CAMBIO INC.


By:/s/ Ali Al-Dahwi

MEDBROOK HOME HEALTH, INC.


By: /s/ Harvey Wm. Glasser